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                                                                    EXHIBIT 99.1

                                                     ---------------------------
                                                     TRANSOCEAN SEDCO FOREX INC.
                                                     Post Office Box 2765
                                                     Houston TX 77252 2765

[TRANSOCEAN LOGO]
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ANALYST CONTACT:    Jeffrey L. Chastain                   NEWS RELEASE
                    713 232 7551
MEDIA CONTACT:      Guy A. Cantwell               FOR RELEASE: February 22, 2002
                    713 232 7647

             TRANSOCEAN SEDCO FOREX INC. ANNOUNCES WAIVER OF CONSENT
           CONDITION WITH RESPECT TO ITS PREVIOUSLY ANNOUNCED EXCHANGE
             OFFERS FOR SIX SERIES OF R&B FALCON CORPORATION NOTES

         HOUSTON--Transocean Sedco Forex Inc. (NYSE: RIG) today announced that it has waived the consent condition referred to below with respect to its previously announced exchange offers for the following series of notes of its indirect wholly-owned subsidiary, R&B Falcon Corporation:

================================================================================
                                                              CONSENT PAYMENT
     SERIES OF R&B FALCON             AGGREGATE PRINCIPAL       PER $1,000
           NOTES                      AMOUNT OUTSTANDING     PRINCIPAL AMOUNT
           -----                    --------------------   -----------------
6.50% Notes due April 15, 2003........  $239.5 million             $2.50
6.75% Notes due April 15, 2005........  $350.0 million             $3.50
6.95% Notes due April 15, 2008........  $250.0 million             $4.50
7.375% Notes due April 15, 2018.......  $250.0 million             $6.00
9.125% Notes due December 15, 2003....  $ 87.1 million             $3.00
9.50% Notes due December 15, 2008.....  $300.0 million             $5.00
========================================================= ======================

         The consent payment deadline for each of the exchange offers expired on Midnight, New York City time, on February 13, 2002. As of that date, Transocean Sedco Forex had received consents to the proposed amendments to the R&B Falcon indentures under which the R&B Falcon notes were issued from holders of record of a majority in principal amount of each series of notes that are subject to the exchange offers other than the 7.375% Notes.

         Each exchange offer will expire at 5:00 p.m., New York City time, on March 1, 2002, unless extended. Tenders may be withdrawn at any time prior to the expiration date, but consents may no longer be revoked.

         The terms and conditions of the exchange offers are contained in Transocean Sedco Forex's prospectus and consent solicitation statement, dated January 31, 2002, and the related letter of transmittal and consent. Transocean Sedco Forex's obligation to complete each exchange offer and cause R&B Falcon to make the consent payments relating to that exchange offer had originally been conditioned upon, among other things, receipt of valid and unrevoked consents to the amendments from the holders of record of a majority in principal amount of each of the six series of the R&B Falcon notes. As mentioned above, Transocean Sedco Forex has, in accordance with the terms and conditions of the exchange offers,


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waived this consent condition with respect to the exchange offers for each of the six series of R&B Falcon notes.

         Goldman, Sachs & Co. are the dealer managers for the exchange offers.

         Transocean Sedco Forex is making the exchange offers solely by the prospectus and consent solicitation statement and the related letters of transmittal and consent. Copies of the prospectus and consent solicitation statement can be obtained from Mellon Investor Services LLC, the Information Agent, at the following address:

                               Mellon Investor Services LLC
                               44 Wall Street, 7th Floor
                               New York, NY  10005
                               Toll Free:  (877) 698-6865
                               Banks and Brokers:  (917) 320-6286

         This announcement is neither an offer to purchase or sell nor a solicitation of an offer to purchase or sell any securities nor shall there be any sale or purchase of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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